UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210

Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Ocwen Financial Corporation (the Company, we or us) today reminds investors that we are the subject of mortgage servicer ratings or rankings (collectively, ratings) issued and revised from time to time by credit rating agencies including Moody’s Investors Services, Inc. (Moody’s), Morningstar, Inc. (Morningstar), Standard & Poor’s Rating Services (S&P) and Fitch Ratings Inc. (Fitch). Favorable ratings from these agencies are important to the conduct of our loan servicing and lending businesses.

The Company believes that it is likely that one or more of the rating agencies will take ratings action in the near term. The actions could be negative, positive or re-affirm an existing rating. There is no guarantee that any such actions will be taken.

The following table summarizes our key current ratings from these rating agencies:

	Moody’s	Morningstar	S&P	Fitch
Residential Prime Servicer	—	MOR RS3	Average	RPS4
Residential Subprime Servicer	SQ3-	MOR RS3 (1)	Average	RPS4
Residential Special Servicer	SQ3-	MOR RS3	Average	RSS4
Residential Second/Subordinate Lien Servicer	—	—	Average	RPS4
Residential Home Equity Servicer	—	—	—	RPS4
Residential Alt A Servicer	—	—	—	RPS4
Master Servicing	—	—	Above Average	RMS4

Date of last action	January 29, 2015	February 6, 2015	October 28, 2014	February 4, 2015

(1) Residential non-prime servicer rating.

As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, each of these rating agencies has downgraded our servicer rating within the last nine months. In addition to servicer ratings, each of the rating agencies will from time to time assign an outlook (or a ratings watch such as Moody’s review status) to a mortgage servicer’s rating status. A negative outlook is generally used to indicate that a rating “may be lowered.” Each of S&P and Morningstar has assigned us a negative outlook, while Moody’s has placed us on review for downgrade. Fitch has assigned us a stable outlook. Downgrades in our servicer ratings could affect the terms and availability of debt financing facilities that we may seek in the future, and could impair our ability to consummate future servicing transactions or adversely affect our dealings with lenders, other contractual counterparties and regulators, including our ability to maintain our status as an approved servicer by Fannie Mae and Freddie Mac. In addition, some of our servicing agreements require that we maintain specified servicer ratings. See Item 1A. Risk Factors - Risks Relating to Our Business in our Annual Report on Form 10-K for the year ended December 31, 2014 for further discussion of the adverse effects that a downgrade in our servicer ratings could have on our business, financing activities, financial condition or results of operations.

The information contained under Item 7.01 in this Current Report is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2014 (filed with the SEC on May 11, 2015) and its quarterly report on Form 10-Q for the quarter ended March 31, 2015 (filed with the SEC on May 18, 2015). Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: June 3, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)